Exhibit 10.6

INVESTOR RELEASE

This investor Release ("Agreement") is entered into by and among Moving Box, Inc., a Delaware corporation (“Moving Box”), Andreas Wilcken, Jr (“Wilcken”), Garrett, LLC, a Kentucky limited liability Company, Ian McKinnon and Brad Miller (Garrett, LLC, Ian McKinnon, and Brad Miller are hereinafter collectively referred to as “Investors”),

Recitals

WHEREAS, the Investors in 2010 and 2011 have made certain cash advances or capital contributions (the “Cash Advances”) to Moving Box; and

WHEREAS, the Investors and Wilcken desire to release Moving Box from any and all liabilities, including the Cash Advances;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Release.  The Investors and Wilcken each together with its heirs, executors, administrators, and assigns hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Moving Box and affiliates and each of their current or former officers, directors, stockholders, attorneys, agents, or employees (collectively, the "Moving Box Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which he ever had or now has against Moving Box or the Moving Box Released Parties including, but not limited to, all claims arising out of the Cash Advances, all common law claims including, but not limited to, actions in tort, defamation, breach of contract and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.

Section 2. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

(Signature page follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOVING BOX, INC.

By:	/s/ Andreas Wilcken
Name:	Andreas Wilcken, Jr.
Title:	President

By:	/s/ Andreas Wilcken
Name:	Andreas Wilcken, Jr.

INVESTORS GARRETT, LLC
By:	/s/ Cory Heitz
Name:	Cory Heitz

By:	/s/ Ian McKinnon
Name:	Ian McKinnon

By:	/s/ Brad Miller
Name:	Brad Miller

[Signature Page to Release]